EXHIBIT 10.5.3

EXECUTION VERSION

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of March 26, 2009 (the “Signature Date”) to be effective as of January 2, 2009 (the “Effective Date”), by and among TWINLAB CORPORATION, a Delaware corporation (“Borrower”), IDEA SPHERE INC., a Michigan corporation (“Parent”), and FIFTH THIRD BANK, a Michigan banking corporation (“Lender”), is as follows:

Preliminary Statements

A.           Borrower, Parent and Lender are parties to a Credit Agreement dated as of January 7, 2008, as amended by the First Amendment to Credit Agreement and Amendment to Loan Documents dated as of December 2, 2008 (as amended, the “Credit Agreement”).  Capitalized terms which are used, but not defined, in this Amendment will have the meanings given to them in the Credit Agreement.

B.           The Loan Parties have requested that Lender: (i) amend the Credit Agreement and other Loan Documents to extend the stated Termination Date to May 8, 2009; (ii) decrease the maximum Revolving Commitment (subject to availability) from $20,000,000 to $18,000,000; (iii) waive the Current Defaults (as defined in Section 2); (iv) make certain changes to the required Financial Covenant levels with respect to the Senior Funded Indebtedness to EBITDA Ratio and certain other amendments relating to certain of the Financial Covenants; (v) make certain changes to the interest rates applicable to the Obligations, including, without limitation, an increase in the LIBOR Rate Margin (as defined in each Note) to 5.50% per annum, the implementation of a one-month LIBOR-based rate, and the unavailability of a Prime Rate-based interest rate except in certain circumstances; and (vi) make certain other amendments to the Credit Agreement and certain of the other Loan Documents.  Lender is willing to consent to such requests and to amend the Credit Agreement and the other Loan Documents to reflect such modifications, all on the terms, and subject to the conditions, of this Amendment.

Statement of Agreement

In consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, Lender, Parent and Borrower hereby agree as follows:

1.           Amendments to Credit Agreement.  Subject to the satisfaction of the conditions of this Amendment, the Credit Agreement is hereby amended as follows:

1.1           Section 1.1 of the Credit Agreement is hereby amended by the addition of the following new definitions, in their proper alphabetical orders, to provide in their entireties as follows:

“Curable Financial Covenants” means each of, and collectively, (i) the Fixed Charge Coverage Ratio under Section 5.10 and (ii) the minimum Tangible Net Worth covenant under Section 5.12.

“LIBOR Rate Loan” means that portion of the Loans which, as of any date, bears interest at an interest rate per annum equal to the LIBOR Rate plus the applicable margin as set forth in the applicable Note.

“Mycopesticide Adjustment” means that certain one-time, non-recurring, non-cash adjustment to Net Income relating to the permanent impairment of 701 Corporation’s investment in Mycopesticide, up to an aggregate amount of $1,500,000, made in connection with the audit of Borrower’s annual financial statements for the Fiscal Year ended December 31, 2008.

“Prime Rate Loan” means that portion of the Loans which, as of any date, bears interest at an interest rate per annum equal to the Prime Rate plus the applicable margin as set forth in the applicable Note.

“Second Amendment” means the Second Amendment to Credit Agreement dated to be effective as of January 2, 2009, among Borrower, Parent, and Lender.

1.2           The following definitions in Section 1.1 of the Credit Agreement are hereby amended in their entireties by substituting the following in their respective places:

“Alticor Note” means the Amended and Restated Promissory Note, dated as of December 31, 2008, in the original principal amount of $8,434,312.37, made by Borrower and Parent to the order of Alticor, as now exists or may, after the date of the Second Amendment, be renewed, extended, consolidated, or adjusted subject to Section 5.2 and any Refinancing Debt with respect thereto.

“Default Rate” means the applicable rates of interest set forth in the applicable Note plus an additional 2.0% per annum.  Lender agrees that if an Event of Default occurs solely as a result of the death of an Individual Guarantor, Lender will not, so long as no other Event of Default exists, impose the Default Rate until the date that is 30 days after the date of such Event of Default.  Lender agrees that if an Event of Default occurs solely as a result of a Fixed Charge Coverage Ratio and/or a minimum Tangible Net Worth violation, Lender will not, so long as no other Event of Default exists, impose the Default Rate based upon such Event of Default so long as Capital Contribution Payments are made within 5 Business Days after such violation in compliance with the Capital Contribution Agreement; provided that if such Capital Contribution Payments are not made within 5 Business Days after such violation in compliance with the Capital Contribution Agreement, Lender may, in addition to its other rights and remedies pursuant to this Agreement and the other Loan Documents, impose the Default Rate on and after the date of the Test Period of such Fixed Charge Coverage Ratio and/or minimum Tangible Net Worth violation.

“Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio resulting from dividing: (a) the sum of (i) EBITDA for any Test Period, plus (ii) the Mycopesticide Adjustment to the extent deducted from Net Income for such Test Period, plus (iii) any Extraordinary Expenses (other than the Mycopesticide Adjustment) incurred in that same Test Period up to an aggregate amount equal to $100,000, plus (iv) the Closing Costs incurred in that same Test Period, less (v) Loan Parties’ aggregate consolidated Non-financed Capital Expenditures made in cash during that same Test Period, by (b) Fixed Charges for that same Test Period.

“LaSalle” means Bank of America, N.A., successor-in-interest to LaSalle Bank Midwest National Association, and its successors and assigns.

“Revolving Commitment” means $18,000,000, subject to Section 2.2(h).

“Senior Funded Indebtedness to EBITDA Ratio” means, as of any date of determination, the ratio resulting from dividing: (a) Funded Indebtedness as of the end of the applicable Test Period by (b) the sum of (i) EBITDA for that same Test Period plus (ii) the Mycopesticide Adjustment to the extent deducted from Net Income for such Test Period, plus (iii) any Extraordinary Expenses (other than the Mycopesticide Adjustment) incurred in that same Test Period up to an aggregate amount of $100,000, plus (iv) Closing Costs for that same Test Period.

1.3           Each reference to “January 2, 2009” in the definition of “Termination Date” in Section 1.1 of the Credit Agreement is hereby amended by substituting a reference to “May 8, 2009” for such reference to “January 2, 2009” where “January 2, 2009” appears therein.

1.4           Section 2.1(c) of the Credit Agreement is hereby amended in its entirety by substituting the following in its place:

(c)           On the Signature Date (as defined in the Second Amendment), Borrower shall execute and deliver to Lender an Amended and Restated Revolving Credit Promissory Note in the form of Exhibit 2.1 to the Second Amendment (as amended and restated, the “Revolving Note”), dated to be effective as of the Effective Date (as defined in the Second Amendment), in the principal amount of the Revolving Commitment, and bearing interest at such rates, and payable upon such terms, as specified in the Revolving Note.  Subject to compliance with the applicable provisions of Section 6.4(b) and the Revolving Note, Borrower may prepay the Revolving Loans in whole or part at any time without premium or penalty.

1.5           Section 2.2(b) of the Credit Agreement is hereby amended in its entirety by substituting the following in its place:

(b)           On the Signature Date (as defined in the Second Amendment), Borrower shall execute and deliver to Lender an Amended and Restated Term Promissory Note in the form of Exhibit 2.2(b) to the Second Amendment (as amended and restated, the “Term Loan A Note”), dated to be effective as of the Effective Date (as defined in the Second Amendment), in the original principal amount of $4,285,712, and bearing interest at such rates, and payable upon such terms, as specified in the Term Loan A Note.

1.6           Section 2.2(d) of the Credit Agreement is hereby amended in its entirety by substituting the following in its place:

(d)           On the Signature Date (as defined in the Second Amendment), Borrower shall execute and deliver to Lender an Amended and Restated Term Promissory Note in the form of Exhibit 2.2(d) to the Second Amendment (as amended and restated, the “Term Loan B Note”), dated to be effective as of the Effective Date (as defined in the Second Amendment), in the original principal amount of $9,000,004, and bearing interest at such rates, and payable upon such terms, as specified in the Term Loan B Note.

1.7           Section 2.2(i) of the Credit Agreement is hereby amended in its entirety by substituting the following in its place:

(i)           Subject to the terms of the applicable Term Loan Notes and this Agreement, Borrower may prepay the Term Loans in whole or part at any time.  Any prepayment of the Term Loans will be applied to the last to mature of the payments required under the Term Loan Notes.  Except as provided in the preceding sentence, no partial prepayment will change the due dates or the amount of the scheduled payments otherwise required by the applicable Term Loan Notes.

1.8           Section 2.3(d) of the Credit Agreement is hereby amended by the deletion of the reference to “as a Prime Rate Revolving Loan”, such reference to be omitted in its entirety therefrom.

1.9           Each reference to “2.25%” in Section 2.3(j) of the Credit Agreement is hereby amended by substituting a reference to “5.50%” for such reference to “2.25%” where “2.25%” appears therein.

1.10           Section 2.4(a) of the Credit Agreement is hereby amended by the deletion of each reference to “as a Prime Rate Revolving Loan”, each such reference to be omitted in its entirety therefrom.

1.11           The first two sentences of Section 2.4(c) of the Credit Agreement are hereby amended in their entirety by substituting the following in their place:

Each Business Day, Lender will, or will cause the applicable Lender Affiliate to, automatically and without notice, request or demand by Borrower, in accordance with Lender’s (or as applicable, the applicable Lender Affiliate’s) automatic sweep program, transfer all collected and available funds in the Collection Account for application against the unpaid principal balance of all Revolving Loans.  Pursuant to that automatic sweep program, Lender will either make Revolving Loans to the extent necessary to cover Presentments to the Controlled Disbursement Account or to maintain a minimum collected, positive (i.e., “peg”) balance in the Funding Account of $370,000 at all times; however, in no event will the principal amount of the Revolving Loans advanced pursuant to the herein described automatic sweep program exceed the Revolving Loan Availability.

1.12           Section 2.5(a) of the Credit Agreement is hereby amended by the deletion of the reference to “as a Prime Rate Revolving Loan”, such reference to be omitted in its entirety therefrom.

1.13           On and after the Signature Date, the reference to “0.25%” in Section 2.8 of the Credit Agreement is hereby amended by substituting a reference to “0.50%” for such reference to “0.25%” where “0.25%” appears therein.

1.14           Section 4.2 of the Credit Agreement is hereby amended by the addition of the following text, to be inserted at the end of the existing text of Section 4.2:

Notwithstanding anything to the contrary in this Section 4.2, unless an Event of Default has occurred and is continuing, Lender shall not require an appraisal of Borrower’s Inventory for the Fiscal Year ending December 31, 2009.

1.15           The reference to “Tuesday” in Section 4.3(f) of the Credit Agreement is hereby amended by substituting a reference to “Wednesday” for such reference to “Tuesday” where “Tuesday” appears therein.

1.16           The reference to “Shareholders” in Section 4.13 of the Credit Agreement is hereby amended by substituting a reference to “Contributors” for such reference to “Shareholders” where “Shareholders” appears therein.

1.17           Section 5.11 of the Credit Agreement is hereby amended in its entirety by substituting the following in its place:

5.11           Senior Funded Indebtedness to EBITDA Ratio.  Loan Parties will not permit the Senior Funded Indebtedness to EBITDA Ratio to exceed the ratio set opposite the following Test Periods ending on any of the following dates or occurring during any of the following periods:

Test Periods	Senior Funded Indebtedness to EBITDA Ratio

For the Test Period ended on December 31, 2008	9.50 to 1

For the Test Period ending on March 31, 2009	8.50 to 1

1.18           The reference to “Shareholders” in Section 6.1(t) of the Credit Agreement is hereby amended by substituting a reference to “Contributors” for such reference to “Shareholders” where “Shareholders” appears therein.

1.19           Section 6.5 of the Credit Agreement is hereby amended by the deletion of each reference to “as a Prime Rate Revolving Loan”, each such reference to be omitted in its entirety therefrom.

1.20           Section 6.6 of the Credit Agreement is hereby amended in its entirety by substituting the following in its place:

6.6           Capital Contribution Payments.  In the event that there is an Event of Default under one or more of the Curable Financial Covenants (and there is no other Event of Default then in existence), Borrower may cure such Event of Default(s) if (a) Capital Contribution Payments are made in strict compliance with the terms of the Capital Contribution Agreement and (b) Lender receives Capital Contribution Payments, in cash, in an amount sufficient, (i) if treated as being EBITDA for the applicable Test Period, to cause compliance with the Fixed Charge Coverage Ratio, and (ii) if the amount of the Tangible Net Worth Cure Calculation is deemed to be Borrower’s Tangible Net Worth as of the end of the applicable Test Period, to cause compliance with the minimum Tangible Net Worth covenant.  For purposes of calculating the Fixed Charge Coverage Ratio with respect to all applicable Test Periods, EBITDA, solely for purposes of the Fixed Charge Coverage Ratio under Section 5.10, shall be deemed to include the amount of Capital Contribution Payments that were received by Lender in accordance with this Section 6.6 as if such Capital Contribution Payments were made in the Test Period for which there was an Event of Default under Section 5.10 that gave rise to the requirement to make the applicable Capital Contribution Payments. As used herein, “Tangible Net Worth Cure Calculation” means, with respect to all applicable Test Periods, an amount equal to (1) Tangible Net Worth plus (2) the amount of Capital Contribution Payments that were received by Lender in accordance with this Section 6.6 as if such Capital Contribution Payments were made as of the end of the Test Period for which there was an Event of Default under Section 5.12.

1.21           The Disclosure Schedules to the Credit Agreement are hereby amended in their entirety by substituting the Disclosure Schedules attached hereto in their place. Exhibit 4.3(d) of the Credit Agreement is hereby amended in its entirety by substituting the document attached hereto as Exhibit 4.3(d) in its place.  Exhibit 4.3(f) of the Credit Agreement is hereby amended in its entirety by substituting the document attached hereto as Exhibit 4.3(f) in its place.

2.           Waiver of Current Defaults.  As previously communicated by Lender to Borrower, and based upon financial and other information submitted by Borrower to Lender, Borrower and Parent acknowledge that certain Events of Default have occurred and continue to exist as of the Signature Date (collectively, the “Current Defaults”): (a) under Section 6.1(t) of the Credit Agreement arising out of a breach of clause (i) of Section 2 of the Capital Contribution Agreement as a result of the failure to timely make all of the required Capital Contribution (as defined in the Capital Contribution Agreement) that was due on each of May 7, 2008, and February 6, 2009, (b) under Section 5.10 of the Credit Agreement as a result of the violation of the Fixed Charge Coverage Ratio Financial Covenant for the Test Periods ended March 31, 2008, June 30, 2008, and December 31, 2008, (c) under Section 5.11 of the Credit Agreement as a result of the violation of the Senior Funded Indebtedness to EBITDA Ratio Financial Covenant for the Test Periods ended June 30, 2008 and September 30, 2008, (d) under Section 5.12 of the Credit Agreement as a result of the violation of the Tangible Net Worth Financial Covenant for the Test Periods ended March 31, 2008, June 30, 2008, September 30, 2008, and December 31, 2008, (e) under Section 5.4(c) of the Credit Agreement as a result of Parent's divestiture of its interest in Mycopesticide, (f) under Section 5.1 of the Credit Agreement as a result of insurance premium financing entered into prior to the Signature Date with AICCO and Euler Hermes, each as hereinafter defined, (g) under Section 6.1(f) of the Credit Agreement as a result of the occurrence of defaults prior to the Signature Date under the Fifth Third Shareholder Loans, which defaults are enumerated in the loan documents disclosed on Schedule 5.1 hereto, (h) under Section 6.1(b) of the Credit Agreement as a result of the failure to make timely payment of Rate Management Obligations prior to the Signature Date, (i) under Section 6.1(f) of the Credit Agreement as a result of the occurrence of defaults prior to the Signature Date under the LaSalle Debt related to late payments on the LaSalle Debt and cross defaults stemming from defaults under the Credit Agreement and Fifth Third Shareholder Loans, (j) under Section 5.8 of the Credit Agreement as a result of that certain Promissory Note dated as of December 31, 2007 in an original principal amount of $881,453.86 made by Mark A. Fox to the order of Borrower, (k) under Section 6.1(c) of the Credit Agreement as a result of ISI Brands’ failure to provide prompt written notice to Lender of ownership interests obtained in, or abandonment of, certain Trademark License Rights and Trademarks (as each is defined in the Trademark Security Agreement), (l) under Section 6.1(c) of the Credit Agreement as a result of the Loan Parties’ failure to effectuate the release of certain Liens on or before 90 days after the Closing Date in accordance with the Trademark Security Agreement (the “Trademark Lien Release Default”), and (m) under Section 4.9 of the Credit Agreement as a result of the Loan Parties’ failure to timely provide written notice to Lender of any of the foregoing Events of Default set forth in the immediately preceding clauses (a) through (l).  Borrower has requested that Lender waive the Current Defaults.  Lender hereby waives the Current Defaults for the specific periods indicated; provided that Lender’s waiver of the Trademark Lien Release Default is conditioned on the Liens of Highbridge, Chemical Bank, CapitalSource, and Blechman et al (as each is defined in Exhibit 3.6 to the Credit Agreement) being released of record on or before April 30, 2009.  The waiver provided in this Section 2, either alone or together with other waivers which Lender may give from time to time, shall not, by course of dealing, implication or otherwise: (i) constitute or deemed to be a waiver of any other Event of Default, past, present or future, or (ii) obligate Lender to waive any Event of Default, past, present or future, in each case other than those specifically waived by this Amendment, or reduce, restrict or in any way affect the discretion of Lender in considering any future waiver requested by Borrower.

3.           Reaffirmation of Security.  Borrower, Parent and Lender hereby expressly intend that this Amendment shall not in any manner (a) constitute the refinancing, refunding, payment or extinguishment of the Obligations evidenced by the existing Loan Documents; (b) be deemed to evidence a novation of the outstanding balance of the Obligations; or (c) affect, replace, impair, or extinguish the creation, attachment, perfection or priority of the Liens on the Loan Collateral granted pursuant to any Security Document evidencing, governing or creating a Lien on the Loan Collateral.  Each of Borrower and Parent ratifies and reaffirms any and all grants of Liens to Lender on the Loan Collateral as security for the Obligations, and each of Borrower and Parent acknowledges and confirms that the grants of the Liens to Lender on the Loan Collateral: (i) represent continuing Liens on all of the Loan Collateral, (ii) secure all of the Obligations, and (iii) represent valid, first and best Liens on all of the Loan Collateral except to the extent of any Permitted Liens.

           4.           Conversion of Prime Rate Loans; Other Documents.

4.1           On the Signature Date, all Prime Rate Loans outstanding will be automatically converted to bear interest as LIBOR Rate Loans.

4.2           With the signing of this Amendment, and as a condition of this Amendment, Borrower will deliver to Lender:  (a) an Amended and Restated Revolving Credit Promissory Note in the form of Exhibit 2.1 attached to this Amendment (the “Amended and Restated Revolving Note”); (b) an Amended and Restated Term Promissory Note in the form of Exhibit 2.2(b) attached to this Amendment (the “Amended and Restated Term Loan A Note”); (c) an Amended and Restated Term Promissory Note in the form of Exhibit 2.2(d) attached to this Amendment (the “Amended and Restated Term Loan B Note”); (d) evidence, in form and substance satisfactory to Lender in its sole discretion, that this Amendment and the transactions contemplated hereby and thereby were duly authorized by the Board of Directors of Borrower; (e) evidence, in form and substance satisfactory to Lender in its sole discretion, that the Reaffirmation of Guaranty and Security (as referenced in Section 15) and the transactions contemplated thereby were duly authorized by the Board of Directors or Members, as applicable, of each Loan Party (other than Borrower); and (f) all other documents, instruments and agreements deemed necessary or desirable by Lender to effect the amendments to Borrower’s credit facilities with Lender contemplated by this Amendment.

           5.           Representations.  To induce Lender to accept this Amendment, each of Borrower  and Parent hereby represents and warrants to Lender as follows:

                      5.1           Each of Borrower and Parent has full power and authority to enter into, and to perform its obligations under, this Amendment, the Amended and Restated Revolving Note, the Amended and Restated Term Loan A Note, and the Amended and Restated Term Loan B Note, as applicable (collectively, the “Amendment Documents”) and the execution and delivery of, and the performance of its obligations under and arising out of, the applicable Amendment Documents have been duly authorized by all necessary corporate action.

                      5.2           Each Amendment Document, as applicable, constitutes the legal, valid and binding obligations of Borrower and Parent, as applicable, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

                      5.3           Borrower’s and Parent’s representations and warranties contained in the Loan Documents are complete and correct as of the date of this Amendment with the same effect as though such representations and warranties had been made again on and as of the date of this Amendment, subject to those changes as are not prohibited by, or do not constitute Events of Default under, the Credit Agreement.

                      5.4           No Event of Default has occurred and is continuing under the Credit Agreement, other than the Current Defaults (as defined in Section 2).

           6.           Costs and Expenses; Fee.  As a condition of this Amendment, (i) Borrower will pay to Lender a fee of $80,000, payable in full on the Effective Date; such fee, when paid, will be fully earned and non-refundable under all circumstances, and (ii) Borrower will pay and reimburse Lender, promptly upon Lender’s request, for the costs and expenses incurred by Lender in connection with this Amendment, including, without limitation, reasonable attorneys’ fees.

7.           Entire Agreement.  This Amendment, together with the other Loan Documents, sets forth the entire agreement of the parties with respect to the subject matter of this Amendment and supersedes all previous understandings, written or oral, in respect of this Amendment.

           8.           Release.  Each of Borrower and Parent hereby releases Lender from any and all liabilities, damages and claims arising from or in any way related to the Obligations or the Loan Documents, other than such liabilities, damages and claims which arise after the Signature Date.  The foregoing release does not release or discharge, or operate to waive performance by, Lender of its express agreements and obligations stated in the Loan Documents on and after the Signature Date.

           9.           Default.  Any default by Borrower or Parent in the performance of any of such Loan Party’s obligations under any Amendment Document shall constitute an Event of Default under the Credit Agreement.

           10.           Continuing Effect of Credit Agreement.  Except as expressly amended hereby, all of the provisions of the Credit Agreement are ratified and confirmed and remain in full force and effect.

           11.           One Agreement; References; Fax Signature.  The Credit Agreement, as amended by this Amendment, will be construed as one agreement.  All references in any of the Loan Documents to: (a) the Credit Agreement will be deemed to be references to the Credit Agreement as amended by this Amendment, (b) the Revolving Note will be deemed to be references to Amended and Restated Revolving Note, (c) the Term Loan A Note will be deemed to be references to the Amended and Restated Term Loan A Note, and (d) the Term Loan B Note will be deemed to be references to the Amended and Restated Term Loan B Note.  Any Amendment Document may be signed by facsimile signatures or other electronic delivery of an image file reflecting the execution hereof or thereof, and, if so signed: (i) may be relied on by each party as if the document were a manually signed original and (ii) will be binding on each party for all purposes.

           12.           Captions. The headings to the Sections of this Amendment have been inserted for convenience of reference only and shall in no way modify or restrict any provisions hereof or be used to construe any such provisions.

           13.           Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

           14.           Governing Law.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of Ohio (without regard to Ohio conflicts of law principles).

15.           Reaffirmation of Guaranty and Security; Reaffirmation of Individual Guaranties.  As a condition of this Amendment, Borrower and Parent shall cause (i) each of the Loan Parties (other than Borrower) to execute the Reaffirmation of Guaranty and Security below and (ii) each of the Individual Guarantors to execute the Reaffirmation of Individual Guaranties below.

16.           Reaffirmation of Subordination.  As a condition of this Amendment, Borrower and Parent shall cause each of the Owner/Affiliate Subordinated Creditors to execute the Reaffirmation of Subordination below.

17.           Reaffirmation of Capital Contribution Agreement.  As a condition of this Amendment, Borrower and Parent shall cause each of the Contributors (as defined in the Capital Contribution Agreement) to execute the Reaffirmation of Capital Contribution Agreement below.

18.           Reaffirmation of Acknowledgment to Intercreditor Agreement.  As a condition of this Amendment, Borrower and Parent shall cause each of the applicable parties party thereto to execute the Reaffirmation of Acknowledgment to Intercreditor Agreement below.

19.           Evidence of Debt Extension.  As a condition of this Amendment, with the signing of this Amendment, Borrower will deliver to Lender evidence, in form and substance satisfactory to Lender, that the maturity of each of the LaSalle Debt, the Owner/Affiliate Subordinated Debt, and the Indebtedness evidenced by the Alticor Note has been extended to a date that is on or after June 8, 2009.

20.           Capital Contribution.  Borrower, Parent and Lender acknowledge that, based upon information submitted by Borrower to Lender: (i) a Capital Contribution Triggering Event (as defined in the Capital Contribution Agreement) has occurred as a result of Borrower’s violation of the Fixed Charge Coverage Ratio for the Test Period ended December 31, 2008, and (ii) as a result of such Capital Contribution Triggering Event, the Contributors are required to make Capital Contributions (as defined in the Capital Contribution Agreement) of cash in an aggregate amount not less than $2,017,000 (collectively, the “December 31, 2008 Capital Contribution”), in accordance with the Capital Contribution Agreement.  As a condition of this Amendment, with the signing of this Amendment, Borrower will deliver to Lender, in form and substance satisfactory to Lender, evidence that the Contributors have made, on or before the Signature Date, the December 31, 2008 Capital Contribution in full.

21.           AICCO Premium Finance Documents.  Lender has been advised that Parent has entered, and will continue to enter from time to time, into certain Premium Finance Agreement, Disclosure Statement and Security Agreements by and among Parent, on behalf of itself and its subsidiaries (including, without limitation, Borrower), Lockton Companies Inc. of New York, (“Lockton”), and AICCO, Inc. (“AICCO”) (such agreements, together with all other documents or agreements executed and/or delivered by Parent in connection therewith, collectively, the “AICCO Premium Finance Documents”).  Borrower has requested that Lender consent to the AICCO Premium Finance Documents.  Lender hereby consents, without representation, warranty or recourse, to Parent’s execution of the AICCO Premium Finance Documents and the transactions contemplated thereby, including, but not limited to, Parent’s grant of a Lien to AICCO as expressly set forth in the AICCO Premium Finance Documents, so long as, as of any date, each of the following conditions shall have been, and continue to be, satisfied: (a) the AICCO Subordination Letter shall be in full force and effect, (b) none of Lockton, AICCO, or any Loan Party shall have materially breached the AICCO Subordination Letter, denied in writing its obligations under AICCO Subordination Letter or attempted to limit, terminate or revoke its obligations under the AICCO Subordination Letter, (c) the aggregate principal amount of Indebtedness outstanding under the AICCO Premium Finance Documents does not exceed $2,500,000, and (d) the transactions contemplated by the AICCO Premium Finance Documents are on terms and conditions acceptable to Lender, including, but not limited to, an applicable annual interest rate not to exceed 8%.  As used herein, “AICCO Subordination Letter” means that certain letter dated as of March 13, 2009 made by AICCO in favor of Lender and acknowledged by Parent and Lockton.  The consent provided in this Section 21, either alone or together with other consents which Lender may give from time to time, shall not, by course of dealing, implication or otherwise: (i) obligate Lender to consent to any other Indebtedness or Lien of any kind, in each case past, present or future, other than the Indebtedness and Lien pursuant to the AICCO Premium Finance Documents specifically consented to by this Section 21, or (ii) reduce, restrict or in any way affect the discretion of Lender in considering any future consent requested by any Loan Party.

22.           Euler Hermes Premium Finance Documents.  Lender has been advised that Borrower has entered, and will continue to enter from time to time, into certain Premium Finance Agreement and Disclosure Statements by and between Borrower and Euler Hermes ACI (also known as Euler Hermes American Credit Indemnity Company, “Euler Hermes”) (such agreements, together with all other documents or agreements executed and/or delivered by Borrower in connection therewith, collectively, the “Euler Hermes Premium Finance Documents”).  Borrower has requested that Lender consent to the Euler Hermes Premium Finance Documents.  Lender hereby consents, without representation, warranty or recourse, to Borrower’s execution of the Euler Hermes Premium Finance Documents and the transactions contemplated thereby, so long as, as of any date, each of the following conditions shall have been, and continue to be, satisfied: (a) the aggregate principal amount of Indebtedness outstanding under the Euler Hermes Premium Finance Documents does not exceed $100,000, and (b) the transactions contemplated by the Euler Hermes Premium Finance Documents are on terms and conditions acceptable to Lender, including, but not limited to, (1) an applicable annual interest rate not to exceed 8% and (2) that the Euler Hermes Premium Finance Documents do not evidence any Lien or right of setoff in favor of Euler Hermes and Euler Hermes does not claim any Lien or right of setoff pursuant thereto.  The consent provided in this Section 22, either alone or together with other consents which Lender may give from time to time, shall not, by course of dealing, implication or otherwise: (i) obligate Lender to consent to any other Indebtedness of any kind, in each case past, present or future, other than the Indebtedness pursuant to the Euler Hermes Premium Finance Documents specifically consented to by this Section 22, or (ii) reduce, restrict or in any way affect the discretion of Lender in considering any future consent requested by any Loan Party.

[Signature Page Follows]

           IN WITNESS WHEREOF, Borrower, Parent and Lender have executed this Amendment by their duly authorized officers to be effective as of the Effective Date.

TWINLAB CORPORATION
IDEA SPHERE INC.

By: /S/ Mark A. Fox
Mark A. Fox, President and Chief Operating Officer

FIFTH THIRD BANK

By: /S/ Andrew P. Hanson
Andrew P. Hanson, Vice President

SIGNATURE PAGE TO
SECOND AMENDMENT TO CREDIT AGREEMENT